Exhibit 10.17

K2M GROUP HOLDINGS, INC.

2010 INDEPENDENT AGENT STOCK OPTION PLAN

RECITALS

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the K2M Group Holdings, Inc. 2010 Independent Agent Stock Option Plan (the “Plan”). The purpose of the Plan is to encourage and enable independent sales agents (“Agents”) of K2M Group Holdings, Inc., a Delaware corporation (the “Company”), or any of its subsidiaries and/or sales associate employees of such Agents (“Sales Associates”), to acquire an equity interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to continue in such capacity.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards” shall mean an award of Options granted under the Plan.

“Award Agreement” means an agreement evidencing an Award hereunder.

“Board” means the Board of Directors of the Company or its successor entity.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“Effective Date” means the date on which the Plan is approved by the Board and by the stockholders of the Company (to the extent stockholder approval is required by applicable law and/or the certificate of incorporation of the Company).

“Eligible Participant” means any Agent or Sales Associate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exclusive Distribution Agreement” means a distribution agreement between an Agent, on the one hand, and the Company or one of its Subsidiaries, on the other hand, that provides that such Agent may not sell any product that competes with any Company Product (as defined in such distribution agreement) in the Territory (as defined in such distribution agreement) during the term thereof and for at least twelve (12) months thereafter (with such exceptions to the scope of exclusivity as may be approved by the Board or the Grant Committee and that are set forth in such distribution agreement).

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Board; provided, however, that (i) if the Stock is then listed on a national securities exchange or quoted on a national quotation system, the Fair Market Value on any given date is the closing sale price on such date; (ii) if the Stock is not then listed on a national securities exchange or quoted on a national quotation system but is then traded on an over-the-counter market, the Fair Market Value on any given date is the closing sale price as reported by such over-the-counter market on such date; or if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date. For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial Public Offering.

“Grant Committee” has the meaning specified in Section 2(a).

“Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Preferred Terms” means a grant of an Option that includes the following terms: (i) the Person to whom such Option is granted is an Eligible Participant, (ii) such Eligible Participant (or in the case of a Sales Associate, the Agent by whom such Sales Associate is employed) is party to an Exclusive Distribution Agreement, (iii) the vesting criteria for such Option is based on predetermined sales revenue targets for sales of Company Products (as defined in such Exclusive Distribution Agreement) by such Eligible Participant (and/or by the Agent employer, in the case of a Sales Associate), (iv) such Eligible Participant (and in the case of a Sales Associate, the Agent by whom such Sales Associate is employed) is required to be party to such Exclusive Distribution Agreement at all times during the applicable vesting period of such Option and at the time of any exercise of such Option, unless otherwise provided for in the Award Agreement, (v) at the time of any exercise of such Option, such Eligible Participant (and in the case of a Sales Associate, the Agent by whom such Sales Associate is employed) shall not then be in material breach of the terms and conditions of such Exclusive Distribution Agreement and (vi) such Option grant is made pursuant to an Award Agreement that includes terms and conditions that are materially consistent with the form of award agreement attached as Exhibit A hereto, or that are otherwise approved by the Board.

“Public Offering” means the sale of shares of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any similar or successor form) filed under the Act.

“Sale Event” means any of the following, regardless of the form thereof: (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity (or a parent thereof) and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; provided, however, that in no event shall an initial Public Offering constitute a Sale Event.

“Stock” means the common stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2.	ADMINISTRATION OF PLAN; AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board; provided, however, to the extent expressly provided for in Section 2(c) below, a committee or committees of the Board, each comprised of not less than two members of the Board (each a “Grant Committee”) may from time to time be established to exercise the powers provided for in Section 2(c) below. Determinations of the Board (or, subject to Section 2(c) below, the Grant Committee) made under this Plan will be conclusive and will bind all interested parties, including all Eligible Participants and all successors, assigns, heirs, representatives and transferees thereof.

(b) Powers of the Full Board. The Board shall have the power and authority:

(i) to select the Eligible Participants to whom Awards may from time to time be granted, and to grant such Awards that are consistent with the terms of the Plan;

(ii) to determine the timing of any grant of Awards;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii) subject to the terms of Section 5(a)(ii), to extend at any time the period in which Options may be exercised; and

(viii) at any time to (A) adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, (B) interpret the terms and provisions of the Plan and any Award (including related written instruments), (C) make all determinations it deems advisable for the administration of the Plan and (D) decide all disputes arising in connection with the Plan and (E) otherwise supervise the administration of the Plan.

(c) Powers of the Grant Committee. The Grant Committee shall have the power and authority (which shall be concurrent with the power and authority of the Board to the extent of any duplication with the authority of the Board described in Section 2(b), except that, to the extent that any action of the Grant Committee is inconsistent with any action of the Board, the Board’s action shall control):

(i) to select the Eligible Participants to whom Awards may from time to time be granted, and to grant Awards that are consistent with the Preferred Terms and otherwise consistent with the terms of the Plan);

(ii) to determine the timing of any grant of Awards;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan and the Preferred Terms, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Options may be exercised; and

(vii) in each case, to the extent consistent with the terms of the Plan, the Preferred Terms and all rules, guidelines and regulations from time to time adopted by the Board at any time to (A) adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings, (B) interpret the terms and provisions of the Plan and any Award (including related written instruments), (C) make all determinations it deems advisable for the administration of the Plan and (D) decide all disputes arising in connection with the Plan and (E) otherwise supervise the administration of the Plan.

(d) Final and Binding Effect. Unless otherwise expressly set forth herein, each of the Board and the Grant Committee, with respect to any grant, may exercise its discretion hereunder at the time an Award is granted or thereafter. All decisions and interpretations of the Board or the Grant Committee (subject, in the case of the Grant Committee, to the provisions in Section 2(c) relating to inconsistencies between Board and Grant Committee action) shall be final and binding on all persons, including the Company and Plan grantees, and shall otherwise be accorded the maximum deference permitted by applicable law.

(e) Indemnification. Neither the Board nor the Grant Committee, nor any member of either or any delegatee thereof (including any officer of the Company), shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Grant Committee (and any delegatee thereof, including any officer of the Company) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,420,285 shares of Stock, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares of Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Stock issued pursuant to an Award other than a Option which are repurchased by the Company at the original purchase price of such shares shall be returned to the share reserve for future grant under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), then the Board shall make an appropriate or proportionate adjustment in (i)

the maximum number or kind of shares reserved for issuance under the Plan, (ii) the number of Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the exercise price and/or exchange price for each share subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options) as to which such Options remain exercisable, and (v) to the extent consistent with an exception from the application of Section 162(m) of the Code (where the application of such an exception is sought), any performance-based criteria established in connection with Awards. The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

The Board may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(c) Treatment of Awards in Mergers and Other Sale Events. In the case of and subject to the consummation of a Sale Event, unless otherwise provided in an individual Award agreement, the Board or the successor entity may, in its sole discretion, determine the effect of a Sale Event on outstanding Awards and take such actions as it may deem appropriate, including, without limitation, the following actions:

(i) If the Sale Event is one in which there is an acquiring or surviving entity, making appropriate provisions in connection with such transaction for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or an affiliate of the acquiror or survivor;

(ii) If the Sale Event is one in which the holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 3(e) below the Board may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock (as determined by the Board in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Board determines.

(iii) If the Sale Event (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then, subject to Section 3(e), the Board may provide that each Award requiring exercise will become fully exercisable prior to the Sale Event, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, following exercise of the Award, to participate as a stockholder in the Sale Event.

(d) Termination of Awards Upon Consummation of a Sale Event. Unless otherwise provided by the Board, each Award will terminate upon consummation of the Sale Event, other than the following: (i) Awards assumed pursuant to Section 3(c)(i) and (ii) Awards converted pursuant to the proviso in Section 3(c)(iii) into an ongoing right to receive payment other than in Stock. For the avoidance of doubt, and not in limitation of the other rights of the Board and the Grant Committee under the Plan, the Board may elect, effective upon the consummation of a Sale Event, to terminate any unvested Options without the payment of any consideration therefor.

(e) Additional Limitations Upon Consummation of a Sale Event. Any share of Stock and any cash or other property delivered pursuant to Section 3(c)(ii) or Section 3(c)(iii) with respect to an Award may, in the discretion of the Board, contain such restrictions, if any, as the Board deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Sale Event. For purposes of the immediately preceding sentence, a cash-out under Section 3(c)(ii) or the acceleration of exercisability of an Award under Section 3(c)(iii) shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

SECTION 4.	ELIGIBILITY

Grantees in the Plan will be such Eligible Participants as are selected from time to time by the Board or the Grant Committee in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Option granted under the Plan shall be pursuant to an Award Agreement which shall be in such form as the Board or, to the extent permitted by the Plan, the Grant Committee may from time to time approve. Option agreements need not be identical. Options granted under the Plan shall be Non-Qualified Stock Options.

(a) Terms of Stock Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board or, to the extent permitted by the terms of the Plan and the Preferred Terms, the Grant Committee shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by an Option shall be determined by the Board or, subject to the Preferred Terms, the Grant Committee, as applicable, at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant.

(ii) Option Term. The term of each Option shall be fixed by the Board or, subject to the Preferred Terms, the Grant Committee, as applicable, but no Option shall be exercisable more than ten years after the date the Option is granted.

(iii) Exercisability; Rights of a Stockholder. Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Board or, subject to the Preferred Terms, the Grant Committee, as applicable, at or after the grant date. The Board may at any time accelerate the exercisability of all or any portion of any Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.

(iv) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made in cash, by certified or bank check, or other instrument acceptable to the Board or the Grant Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of the shares of Stock subject to such Option, or as may otherwise permitted by the Board.

Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of such shares, including, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award agreement or applicable provisions of law.

(b) Non-transferability of Options. No Option shall be transferable by the optionee without the prior written consent of the Company and all Options shall be exercisable only by the optionee.

SECTION 6.	TAX WITHHOLDING

Except as expressly set forth below, all responsibility for taxes in connection with an Award shall be the sole responsibility of the grantee thereof. To the extent that the Company determines that tax-withholding obligations may arise in connection with an Award, the following provisions of this Section 6 shall apply. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board or the Grant Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee, and the applicable Award with respect to which withholding is required shall be forfeited upon the failure of the grantee to satisfy such requirements.

SECTION 7.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Board or, subject to the Preferred Terms, the Grant Committee, as applicable, may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan and in the case of any such action by the Grant Committee, the Preferred Terms), but such price, if any, must satisfy the requirements which would apply to the substituted or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Nothing in this Section 7 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c).

SECTION 8.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 9.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Board or the Grant Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board or the Grant Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have sent such certificates in the United States mail or by nationally recognized overnight courier, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c) No Service Rights. The adoption of this Plan and the grant of Awards hereunder does not confer upon any Eligible Participant any right to perform services for the Company or any of its Subsidiaries.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s and its Subsidiaries’ insider-trading-policy-related restrictions, terms and conditions as may be established by the Grant Committee, or in accordance with policies set by the Grant Committee, from time to time.

(e) Section 409A of the Code. Each Award shall be construed and administered such that the Award either (i) is not subject to Section 409A of the Code or (ii) satisfies the requirements thereof.

(f) Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

SECTION 10.	GOVERNING LAW

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.